Exhibit 31.3

CERTIFICATION

PURSUANT TO SECURITIES EXCHANGE ACT RULE 13a-14(a)

I, Michael J. Williams, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2011 of Fannie Mae (formally, the Federal National Mortgage Association); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 9, 2012

/s/ Michael J. Williams
Michael J. Williams
President and Chief Executive Officer